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                                                                    EXHIBIT 5(B)

                                  July 9, 1996


Wells Real Estate Fund XI, L.P.
3885 Holcomb Bridge Road
Norcross, Georgia  30092


Ladies and Gentlemen:

     We are acting as your counsel in the registration of 3,500,000 Units of limited partnership interest (the "Units") of Wells Real Estate Fund XI, L.P. (the "Partnership"), a Georgia limited partnership having Wells Partners, L.P., a Georgia limited partnership, and Leo F. Wells, III as the General Partners (the "General Partners"). Such Units are to be sold for cash for $10.00 each. The Units are being registered with the Securities and Exchange Commission under a Registration Statement on Form S-11 to be filed with the Securities and Exchange Commission on or about July 10, 1996 (as amended, the "Registration Statement"). We are familiar with the documents and materials relating to the Partnership relevant to this opinion.

     In rendering our opinion, we have reviewed the Certificate of Limited Partnership of the Partnership dated June 20, 1996, as executed by the General Partners and filed with the Secretary of State of Georgia, and have assumed that the Amended and Restated Agreement of Limited Partnership of the Partnership will be executed substantially in the form included as Exhibit "B" to the Prospectus to be filed with the Securities and Exchange Commission as a part of the Registration Statement (the "Partnership Agreement") and that the Partnership will be operated in accordance with the provisions of the Partnership Agreement. We have also assumed that each of the Limited Partners will execute the Subscription Agreement and Subscription Agreement Signature Page included as Exhibit "C" to the Prospectus.

     Assuming the foregoing, based on our review of the relevant documents and materials, it is our opinion that:

     (a) The Partnership is duly organized and validly existing and in good standing under the laws of the State of Georgia; and

     (b) Upon payment by subscribers for Units of their required capital contributions, the Units will be validly authorized and legally issued, and will be fully paid and non-assessable.

     We hereby consent to the reference to our Firm under the caption "Legal Opinions" in the Prospectus that forms a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement.

                                        Very truly yours,

                                        /s/ Holland & Knight
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                                        HOLLAND & KNIGHT